UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 10, 2025
Date of Report (Date of earliest event reported)

ChampionX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)-(b) The Company’s 2025 Annual Meeting was held on June 10, 2025. Holders of an aggregate of 191,436,551 shares of the Company’s common stock at the close of business on April 24, 2025 were entitled to vote at the meeting, of which 171,970,988, or approximately 89.8% of the eligible voting shares, were represented in person or by proxy. The final results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

1.The eight directors nominated to the Board to serve as directors until the Company’s 2026 annual meeting of shareholders were elected:

Nominee	For	Against	Abstain	Broker Non-Vote
Heidi S. Alderman	161,098,975	560,452	57,373	10,254,188
Mamatha Chamarthi	161,416,512	241,964	58,324	10,254,188
Carlos A. Fierro	161,423,675	234,655	58,470	10,254,188
Gary P. Luquette	160,622,916	1,034,915	58,969	10,254,188
Elaine Pickle	161,416,361	243,024	57,415	10,254,188
Stuart Porter	161,223,444	434,248	59,108	10,254,188
Daniel W. Rabun	157,663,868	3,991,892	61,040	10,254,188
Sivasankaran Somasundaram	161,407,310	242,505	66,985	10,254,188

2.The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was ratified:

For	Against	Abstain
171,286,490	620,528	63,970

3.The compensation of the Company’s named executive officers for 2024 was approved on an advisory basis:

For	Against	Abstain	Broker Non-Vote
153,613,908	7,707,788	395,104	10,254,188

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionX Corporation

Date:	June 10, 2025	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary